UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




Date of earliest event reported:              August 1, 1997


               UCI Medical Affiliates, Inc.
    (Exact name of registrant as specified in its charter)


           Delaware                                    0-13265                       59-2225346
(State or other jurisdiction of incorporation)(Commission File Number) (IRS
Employer Identification No.)


  1901 Main Street, Suite 1200, Mail Code 1105, Columbia, South Carolina 29201
 (Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:     (803) 252-3661


              No Change
Former name or former address, if changed since last report.)












This document contains a total of 23 pages.

This Form 8-K/A amends the Form 8-K filed with the Securities and Exchange Commission on August 5, 1997 by UCI Medical Affiliates, Inc., a Delaware corporation (the Company), and is filed to include the financial statements required by Item 7 of Form 8-K.

Item 7.  Financial Statements and Exhibits

a) Financial Statements of Business Acquired

The financial statements for Springwood Lake Family Practice Center, P.A., the business acquired by the wholly-owned subsidiary of the Company, are included in this report beginning on page number 3.

b) Pro Forma Financial Information

The pro forma financial information for Springwood Lake Family Practice Center, P.A., the business acquired by the wholly-owned subsidiary of the Company, is included in this report following the financial information herein in response to Item 7(a) above.

c) Exhibits

The following exhibit is incorporated by reference to the exhibit of the same number filed with the Company's Form 8-K filed on August 5, 1997.

Exhibit 2.1 - Merger Agreement dated and executed on July 17, 1997, to be effective as of August 1, 1997 by, between and among UCI Medical Affiliates, Inc., a Delaware corporation (UCI), UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation and wholly-owned subsidiary of UCI (UCI of SC); Doctors Care, P.A., a South Carolina professional corporation (Doctors
Care); Springwood Lake Family Practice Center, P.A., a South Carolina professional corporation (Springwood); Springwood Lake Occupational Medicine Center, P.A., a South Carolina professional corporation and wholly-owned subsidiary of Springwood (SLOMC); Stephen F. Serbin, M.D. (Serbin); Peter J. Stahl, M.D. (Stahl); Sharon Silverman, M.D. (Silverman); and Woodhill Family Practice Center, a South Carolina general partnership (Woodhill).

                 Report on Audit of the Financial Statements of

                  Springwood Lake Family Practice Center, P.A.

                        as of December 31, 1996 and 1995

                                    Contents




                                                                          Page

Springwood Lake Family Practice Center, P.A. Financial Statements
     as of December 31, 1996 and 1995......................................6-14

UCI Medical Affiliates, Inc. Pro Forma Combining Financial Statements
     Combining Balance Sheet at September 30, 1996...........................15
     Note to Combining Balance Sheet.........................................16
     Combining Statement of Operations and Accumulated Deficit
        for year ended September 30, 1996....................................17
     Note to Combining Statement of Operations...............................18

UCI Medical Affiliates, Inc. Pro Forma Combining Financial Statements
     Combining Balance Sheet at June 30, 1997................................19
     Note to Combining Balance Sheet.........................................20
     Combining Statement of Operations and Accumulated Deficit
          for the nine months ended June 30, 1997............................21
     Note to Combining Statement of Operations...............................22

                        Report of Independent Accountants


Board of Directors
UCI Medical Affiliates, Inc.

We have audited the accompanying balance sheets of Springwood Lake Family Practice Center, P.A. (the "Company") as of December 31, 1996 and 1995 and the related statements of operations, changes in stockholders' equity, and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Springwood Lake Family Practice Center, P.A. as of December 31, 1996 and 1995, and the results of its operations, changes in stockholders' equity, and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

The financial statements have been prepared solely from the accounts of Springwood Lake Family Practice Center, P.A. and do not include the personal accounts of the stockholders or those of any other operations in which they may be engaged.


Columbia, South Carolina
September 30, 1997


               ORIGINAL SIGNED OPINION ON SCOTT & HOLLOWAY, L.L.P.
                           LETTERHEAD IS ON FILE WITH
                          UCI MEDICAL AFFILIATES, INC.

                  Springwood Lake Family Practice Center, P.A.
                                 Balance Sheets
                                  December 31,

                                                          1996      1995
                                                       --------   --------
Assets
Current assets:
    Cash and cash equivalents ................         $   --     $  8,832
    Accounts receivable, net .................          304,743    153,408
                                                       --------   --------
        Total current assets .................          304,743    162,240
                                                       --------   --------

Furniture and equipment, net .......................    230,262     73,400
Other assets .......................................        488        488
                                                       --------   --------
                                                        230,750     73,888
                                                       --------   --------

        Total assets ...............................   $535,493   $236,128
                                                       ========   ========

Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable and accrued expenses ..........   $ 83,230   $ 39,289
    Book overdraft .................................     28,936       --
    Income taxes payable ...........................       --        1,518
    Note payable ...................................     26,250       --
    Line of credit payable .........................    241,420     12,000
    Current maturities of capital leases ...........     27,682      9,139
    Current maturities of long-term debt ...........     25,632     52,121
                                                       --------   --------
        Total current liabilities ..................    433,150    114,067

Deferred income taxes payable ......................      2,234      2,234
Long-term debt, net of current portion .............      1,493       --
Capital leases payable, net of current portion......     94,497     36,164
                                                       --------   --------
        Total liabilities ..........................    531,374    152,465
                                                       --------   --------

Stockholders' equity
     Capital stock, $1 par value; 100,000 shares authorized;
       1,500 and 2,250 shares issued and outstanding in 1996
       and 1995, respectively ......................      1,500      2,250
     Retained earnings (See Note 9) ................      2,619     81,413
                                                       --------   --------
        Stockholders' equity .......................      4,119     83,663
                                                       --------   --------

        Total liabilities and stockholders' equity .   $535,493   $236,128
                                                       ========   ========

   The accompanying notes are an integral part of these financial statements.

                  Springwood Lake Family Practice Center, P.A.
                            Statements of Operations
                        for the years ended December 31,


                                                        1996           1995
                                                    -----------    -----------

Net medical revenue .............................   $ 2,225,543    $ 1,799,234
Operating costs .................................     1,992,802      1,565,512
                                                    -----------    -----------
         Operating margin ........................      232,741        233,722

Depreciation and amortization .....................      32,275         11,173
General and administrative expenses ...............     220,983        166,232
                                                        -------    -----------
         Income (loss) from operations ............     (20,517)        56,317
Income tax expense .....................................   --            3,752
Interest expense ....................................... 24,027          9,468
                                                     -----------    -----------

         Net income (loss) ......................   $   (44,544)   $    43,097
                                                     ===========    ===========


    The accompanying notes are an integral part of these financial statements

                  Springwood Lake Family Practice Center, P.A.
                  Statements of Changes in Stockholders' Equity
                 for the years ended December 31, 1996 and 1995


                                                                                             Total
                                               Capital               Retained            Stockholders'
                                                Stock                Earnings                Equity
                                          -------------------    ------------------    -------------------

Balance, January 1, 1995                  $           2,250      $        38,316       $        40,566
Net income                                               --               43,097                43,097
                                          -------------------    ------------------    -------------------

Balance, December 31, 1995                            2,250               81,413                83,663
Redemption of shares                                   (750)             (34,250)              (35,000)
Net loss                                                 --              (44,544)              (44,544)
                                          -------------------    ------------------    -------------------

Balance, December 31, 1996                $           1,500      $         2,619       $         4,119
                                          ===================    ==================    ===================


   The accompanying notes are an integral part of these financial statements.

                  Springwood Lake Family Practice Center, P.A.
                            Statements of Cash Flows
                        for the years ended December 31,


                                                                        1996                  1995
                                                                  ------------------    ------------------
Operating activities:
Net income (loss)                                                 $       (44,544)      $        43,097
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
   Depreciation and amortization                                           32,275                11,173
   Deferred income tax provision                                               --                 2,234
   Changes in operating assets and liabilities:
     Accounts receivable                                                 (151,335)              (34,248)
     Book overdraft                                                        28,936                    --
     Accounts payable and accrued expenses                                 43,941                14,486
       Income taxes payable                                                (1,518)                1,518
                                                                  ------------------    ------------------
                                                                  ------------------    ------------------
         Cash provided (used) by operating activities                     (92,245)               38,260
                                                                  ------------------    ------------------

Investing activities:
Purchases of furniture and equipment                                      (91,274)              (11,642)
Proceeds from sale of furniture and equipment                                  --                 2,150
                                                                  ------------------    ------------------
                                                                  ------------------    ------------------
         Cash used by investing activities                                (91,274)               (9,492)
                                                                  ------------------    ------------------

Financing activities:
Payments on capital leases                                                (20,120)                4,530
Proceeds from issuance of debt obligations                                255,908                    --
Repayments on debt obligations                                            (26,101)              (27,988)
Payments to redeem stock                                                  (35,000)                   --
                                                                  ------------------    ------------------
         Cash provided (used) by financing activities                     174,687               (23,458)
                                                                  ------------------    ------------------

Net increase (decrease) in cash and cash equivalents                       (8,832)                5,310

Cash and cash equivalents, beginning of year                                8,832                 3,522
                                                                  ------------------    ------------------

Cash and cash equivalents, end of year                            $            --       $         8,832
                                                                  ==================    ==================

Supplemental cash flow information:
    Cash paid for interest                                        $        24,027       $         9,468
                                                                  ==================    ==================
    Cash paid for income taxes                                    $         1,518       $            --
                                                                  ==================    ==================


   The accompanying notes are an integral part of these financial statements.

                  Springwood Lake Family Practice Center, P.A.
                          Notes to Financial Statements


Note 1.  Significant Accounting Policies

     Organization - Stephen F. Serbin, M.D., Peter J. Stahl, M.D., and Sharon Silverman, M.D. are stockholders of Springwood Lake Family Practice Center, P.A. ("Springwood") located in Columbia, South Carolina. Springwood commenced operations in September 1978 and conducts business under the names Springwood Lake Family Practice Center, P.A.; Springwood Lake Occupational Medicine Center, P.A.; Woodhill Family Practice Center; and Midtown Family Medicine. Springwood operates a family practice medical office that provides treatments on an outpatient basis for medical conditions not involving an immediate threat to life.

     The financial statements have been prepared solely from the accounts of Springwood and do not include the personal accounts of the stockholders or those of any other activities in which they may be engaged. Management makes estimates that are a necessary part of the preparation of financial statements. These estimates include the useful lives of equipment, some of which is subject to technological obsolescence, and the net realizable value of patient accounts receivable. At December 31, 1996, management is not aware of any conditions that could significantly affect the estimates employed in the preparation of the financial statements.

     Accounts Receivable - Accounts receivable represent amounts due from patients, employers and various third-party payors. Provisions for uncollectable amounts are made based on management's estimates of future collectability and historical payment percentages.

     Furniture and Equipment - Furniture and equipment is reported at cost. Depreciation for financial reporting purposes is computed principally by straight line methods over the estimated useful lives of the assets, which range from five to seven years. Depreciation expense includes the amortization of capital lease assets. Maintenance, repairs and the cost of minor equipment are charged to expense. Major renewals or betterments, which prolong the life of the assets, are capitalized. Upon disposal of depreciable property, the asset accounts are reduced by the related cost and accumulated depreciation. The resulting gains and losses are reflected in the statements of operations.

     Income Taxes - Income tax expense is the sum of amounts currently payable to taxing authorities and the net changes in income taxes payable or refundable in future years. Income taxes deferred to future years are determined by a liability method which gives consideration to the future tax consequences associated with differences between the financial accounting and tax bases of certain assets and liabilities.

     Cash Equivalents - Springwood considers all short-term debt investments with a maturity of three months or less at the date of acquisition to be cash equivalents.

     Under Springwood's cash management system, checks issued but not presented to banks that result in overdraft balances for accounting purposes are classified as "book overdraft" in the balance sheet.

     Fair Value of Financial Investments - The fair value of accounts receivable and accrued expenses payable are estimated by management to approximate their respective carrying values.

Note 2.  Description of Leasing Arrangements

     Springwood leases certain medical equipment under capital leases expiring on various dates through May 2001. At the end of the lease terms, Springwood is generally transferred title to the leased equipment, or, in some cases, the payment of a fee representing residual value is required.

     Included in furniture and equipment are the following assets held under capital leases:
                                                           1996             1995
                                                       --------         --------

Equipment ....................................         $150,463         $ 52,750
Less accumulated amortization ................           27,917            8,374
                                                       --------         --------
                                                       $122,546         $ 44,376
                                                       ========         ========

     The following is a schedule by years of the future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1996.

                                                          1997          $ 38,244
                                                          1998            38,244
                                                          1999            34,731
                                                          2000            29,218
                                                          2001             6,600
                                                                        --------

Total minimum lease payments .................................           147,037
Less amounts representing interest ...........................            24,858
                                                                        --------

Present value of minimum lease payments ......................           122,179
Less current portion of lease obligations ....................            27,682
                                                                        --------

Capital lease obligations ....................................          $ 94,497
                                                                        ========

     Springwood leases its office spaces under month-to-month operating leases executed directly with a stockholder and with a real estate partnership owned by Springwood's stockholders. Total rental expense was approximately $200,000 and $140,000 for the years ended December 31, 1996 and 1995, respectively.


Note 3.  Furniture and Equipment

At December 31, furniture and equipment consisted of the following:

                                                            1996            1995
                                                        --------        --------

Office and medical equipment ...................        $227,805        $ 98,478
Furniture and fixtures .........................         161,875         102,132
                                                        --------        --------
                                                         389,680         200,610
Accumulated  depreciation ......................         159,418         127,210
                                                        --------        --------
      Furniture and equipment, net .............        $230,262        $ 73,400
                                                        ========        ========

Note 4.  Financing Arrangements

     A summary of Springwood's financing arrangements at December 31, 1996 and 1995 follows:

                                                                    1996       1995
                                                                --------   --------

Note payable to a bank in monthly installments of $1,117,
       including principal and interest at 7.5 percent,
       maturing February 1998, unsecured ....................   $ 14,210   $ 26,732
Note payable to a bank in monthly installments of $1,179,
       including principal and interest at 9.75 percent,
       maturing December 1997, unsecured ....................     12,915     25,389
Line of credit payable to a bank bearing interest at 8.75
       percent, maturing December 2001, collateralized by
       furniture, fixtures and equipment ....................     99,908     12,000
Line of credit payable to a bank bearing interest at 8.75
       percent, maturing January 2001, collateralized by
       business equipment ...................................     81,522       --
Line of credit payable to a bank bearing interest at 8.5
       percent, maturing February 1997, unsecured
                                                                  59,990       --
Note payable to a former shareholder for repurchase of common
       shares ...............................................     26,250       --
                                                                --------   --------

Total financial obligations .................................    294,795     64,121
       Less, current portion notes payable ..................     26,250
       Lines of credit ......................................    241,420     12,000
       Less, current portion long-term debt .................     25,632     52,121
                                                                --------   --------

                                                                $  1,493   $   --
                                                                ========   ========

     Substantially all of Springwood's borrowings are personally guaranteed by its stockholders. Certain borrowings are collateralized by second mortgages on residential real estate of certain stockholders.

     The aggregate maturities of long-term debt as of December 31, 1996 are as follows:

          Maturing during the year ended December 31,:

                                                 1997                   $293,302
                                                 1998                      1,493
                                                                        --------

                                                                        $294,795
                                                                        ========

Note 5.  Income Taxes

     Income tax expense for the years ended December 31, 1996 and 1995 is summarized as follows:

                                                             1996           1995
                                                           ------         ------
Currently payable:
    Federal ......................................         $ --           $1,266
    State ........................................           --              252
                                                                          ------
                                                                          ------
                                                             --            1,518
                                                           ------         ------
Change in deferred income taxes:
    Federal ......................................           --            2,234
    State ........................................           --             --
                                                           ------         ------
                                                             --            2,234
                                                           ------         ------
Income tax expense ...............................         $ --           $3,752
                                                           ======         ======

     A summary of Springwood's deferred income tax accounts as of December 31, 1996 and 1995 follows:

                                                         1996               1995
                                                     --------           --------

Deferred tax assets .......................          $ 69,349           $   --
Deferred tax liabilities ..................          $  6,696           $  2,234
Valuation allowance .......................          $(64,887)          $   --

     The principle sources of temporary differences in 1996 and 1995 and the related tax effects are as follows:

                                                 1996                 1995
                                      ----------------     ----------------


Net operating loss carryforward         $      68,173        $          --
Tax depreciation in excess of book
    depreciation                               (4,462)              (2,234)
Other, net                                      1,176                   --
                                       ----------------     ----------------

Temporary differences attributable to
    continuing operations                      64,887               (2,234)

Change in valuation allowance                 (64,887)                  --
                                      ----------------     ----------------

Change in deferred income taxes        $          --             $ (2,234)
                                      ================     ================

     Springwood has net operating loss carryforwards available to reduce taxable income in future years. At December 31, 1996, net operating loss carryforwards are approximately $170,000 and expire at various dates through 2011.

Note 6.  Related Party Transactions

     The stockholders participate in the medical activities of Springwood. All payments for services and benefits to the stockholders are recorded as salaries and contract services and are included in cost of operations in the financial statements. For the periods ended December 31, 1996 and 1995, amounts paid to the stockholders totalled $551,116 and $572,468, respectively. The Company leases its office facilities from an affiliated entity (Note 2).

Note 7.  Concentration of Credit Risk

     In the normal course of providing health care services, Springwood extends credit to patients in the Columbia, South Carolina area without requiring collateral. Each individual's ability to pay balances due Springwood is assessed and reserves are established to provide for management's estimate of uncollectable balances. Future revenues of Springwood are largely dependent on third-party payors and include Medicare and private insurance companies. The amount of loss Springwood would incur in the event of non-payment by the counter party is the amount of the patient billing.

Note 8.  Contingencies

     At December 31, 1996, management and its legal counsel are not aware of any pending or threatened litigation, or unasserted claims against Springwood that could result in losses, if any, that would be material to the financial statements.

Note 9.  Equity Transactions

     During the year ended December 31, 1996, Springwood retired 750 outstanding shares of its common stock for $35,000. The repurchase price exceeded the shares' par value and the related additional paid-in capital by $34,250. Accordingly, this excess has been first applied to reduce any additional paid-in capital with the remaining purchase price applied as a reduction of retained earnings. During the period from inception to December 31, 1996, the aggregate excess of the cost of retired common stock over its par value and additional paid-in capital charged to retained earnings totals $69,325.

Note 10.  Subsequent Event

     On August 1, 1997, UCI Medical Affiliates of South Carolina, Inc. ("UCI") acquired the cash, accounts receivable, certain office and medical equipment and substantially all of Springwood's intangible assets (including patient lists and goodwill) for $2,271,250 consisting of $1,100,000 in restricted common stock of UCI, the assumption of substantially all liabilities of the P.A., the payment of $200,000 in cash immediately at closing, and the execution of an interest-bearing promissory note for $600,000, maturing in August 2002. UCI entered into an agreement with Stephen Serbin, M.D. to lease the Springwood office space for an initial term of seven years at an annual rate of $78,005. UCI also entered into an agreement with Woodhill Family Practice Center to lease the Gregg Street and Garners Ferry Road office spaces. The Gregg Street lease has an initial term of fifteen years at an annual rate of $96,244. The Garners Ferry Road lease has an initial term of five years at an annual rate of $45,684. As a condition of the transaction, each of the stockholders entered into a five-year physician services agreement to provide, on average, forty hours per week of physician services.

                          UCI Medical Affiliates, Inc.
                        Pro Forma Combining Balance Sheet
                               September 30, 1996
                                   (Unaudited)

     The following pro forma combining balance sheet is based on the individual balance sheets of UCI Medical Affiliates, Inc. as of September 30, 1996 per the Company's Annual Report and Springwood Lake Family Practice Center, P.A. as of December 31, 1996 appearing in Item 7(a) of this filing. The information has been prepared to reflect the acquisition by UCI Medical Affiliates, Inc. of Springwood Lake Family Practice Center, P.A. after giving effect to the pro forma adjustments described in Note 1. This statement should be read in conjunction with each entity's financial statements and footnotes.

                                   Springwood
                                    UCI Medical       Lake Family
                                    Affiliates,         Practice          Pro Forma             Pro Forma
                                       Inc.           Center, P.A.       Adjustments            Combined
                                   --------------    ---------------    ---------------       --------------
Assets
Cash and cash equivalents          $     237,684     $          --      $    (200,000)  (a)
                                                                               71,845   (d)   $     109,529
Accounts receivable - net              4,187,394           304,743                 --             4,492,137
Medical supplies inventory               407,617                --                 --               407,617
Deferred taxes                           197,056                --                 --               197,056
Prepaids and other assets                441,384                --                 --               441,384
                                   --------------    ---------------    ---------------       --------------
         Total current assets          5,471,135           304,743           (128,155)            5,647,723
Property, plant and equipment,
   net                                 3,300,048           230,262                 --             3,530,310
Deferred taxes                           855,126                --                 --               855,126
Goodwill                               5,828,963                --          1,907,495   (a)
                                                                             (127,166)  (b)       7,609,292
Other assets                             277,422               488                 --               277,910
                                   ==============    ===============    ===============       ==============
         Total assets              $  15,732,694     $     535,493      $   1,652,174         $  17,920,361
                                   ==============    ===============    ===============       ==============

Liabilities and Capital
Current portion - long-term debt
                                   $     913,749     $     320,984      $      83,000   (a)   $   1,317,733
Accounts payable                       1,391,858            26,545                 --             1,418,403
Accrued payroll                          750,745             8,716                 --               759,461
Other accrued liabilities                394,635            76,905              7,495   (a)
                                                                               13,000   (e)
                                                                               50,800   (c)         542,835
                                   --------------    ---------------    ---------------       --------------
         Total current
              liabilities              3,450,987           433,150            154,295             4,038,432
Deferred taxes                                --             2,234                 --                 2,234
Long-term debt, net of current         4,459,484            95,990            517,000   (a)       5,072,474
                                   --------------    ---------------    ---------------       --------------
        Total liabilities              7,910,471           531,374            671,295             9,113,140
                                   --------------    ---------------    ---------------       --------------
Common stock                             240,390             1,500             25,882   (a)         267,772
Paid-in capital                       13,732,393                --          1,074,118   (a)      14,806,511
Accumulated earnings
     (deficit)                        (6,150,560)            2,619           (119,121)  (f)      (6,267,062)
                                   --------------    ---------------    ---------------       --------------
        Total capital                  7,822,223             4,119            980,879             8,807,221
                                   ==============    ===============    ===============       ==============
    Total liabilities and capital  $  15,732,694     $     535,493      $   1,652,174         $17,920,361
                                   ==============    ===============    ===============       ==============

                          UCI Medical Affiliates, Inc.
                    Note to Pro Forma Combining Balance Sheet
                               September 30, 1996
                                   (Unaudited)

     1. The pro forma combining balance sheet has been prepared to reflect the acquisition of Springwood Lake Family Practice Center, P.A. by UCI Medical Affiliates, Inc. for an aggregate price of $2,271,250. The purchase occurred on August 1, 1997. The combining balance sheet reflects the balances of UCI at September 30, 1996 and Springwood Lake Family Practice Center, P.A. at December 31, 1996. Pro forma adjustments are made to reflect:

(a.)The  assets   acquired  and   liabilities
    assumed consisted of:                       The purchase price consisted of:

    $    304,743   Accounts receivable  $    25,882  Common stock
         230,262   Furniture, equipment   1,074,118  Additional paid-in-capital
       1,907,495   Goodwill                 600,000  Note payable
        (371,250)  Liabilities assumed      200,000  Cash paid at closing
         200,000   Cash paid at closing     371,250  Liabilities assumed
     -----------                         ----------
    $  2,271,250                        $ 2,271,250
     ===========                         ===========

     Issuance of 517,649 shares of restricted common stock valued at $1,100,000 at estimated per share value of $2.12.

     $83,000 of the note payable is recorded as currently due, $517,000 is recorded as non-current.

     (b.) Excess of acquisition cost over the fair values of net assets acquired (goodwill) less one year's amortization. ($1,907,495 goodwill less $127,166 amortization)

     (c.) Accrued interest for the two month term of the note payable at 8.5%

     (d.) Net decrease in fees for physician services is $71,845 annually, based on the physician's service agreement.

     (e.) Net increase in rental expense for office facilities is $13,000 annually, based on the rental agreements executed between the parties.

     (f.) Effects of pro forma adjustments on statement of operations, closed into pro forma retained earnings.

                          UCI Medical Affiliates, Inc.
       Pro Forma Combining Statement of Operations and Accumulated Deficit
                      for the year ended September 30, 1996
                                   (Unaudited)

     The following pro forma combining statement is based on the individual statements of operations and accumulated deficit of UCI Medical Affiliates, Inc. as of September 30, 1996 per the Company's Annual Report and Springwood Lake Family Practice Center, P.A. as of December 31, 1996 appearing in item 7(a) of this filing. The information has been prepared to reflect the acquisition by UCI Medical Affiliates, Inc. of Springwood Lake Family Practice Center, P.A. after giving effect to the pro forma adjustments described in Note 1. This statement should be read in conjunction with each entity's financial statements and footnotes.

                                   Springwood
                                   Lake Family
                                     UCI Medical        Practice          Pro Forma              Pro Forma
                                   Affiliates, Inc.   Center, P.A.       Adjustments              Combined
                                  ----------------    --------------    ---------------       -----------------

Revenue                           $   23,254,351      $  2,225,543      $           --        $   25,479,894
Operating costs                        21,525,421        1,992,802             (71,845) (a)
                                                                                13,000  (d)      23,459,378
                                  ----------------    --------------    ---------------       -----------------
  Operating margin                      1,728,930          232,741              58,845            2,020,516

General and administrative
   expenses                               148,637          220,983                  --              369,620
Depreciation and amortization             961,115           32,275             127,166  (b)       1,120,556
                                  ----------------    --------------    ---------------       -----------------
  Income from operations                  619,178          (20,517)            (68,321)             530,340

Interest expense, net                    (582,937)         (24,027)            (50,800) (c)        (657,764)
Gain on equipment                           2,105               --                  --                2,105
                                  ----------------    --------------    ---------------       -----------------

Income before income tax                   38,346          (44,544)           (119,121)            (125,319)
Income tax benefit (expense)              427,733               --                  --               427,733
                                  ----------------    --------------    ---------------       -----------------

Net (loss) income                         466,079          (44,544)           (119,121)             302,414

Accumulated deficit - beginning
   of year                             (6,616,639)          83,663                  --           (6,532,976)
 Redemption                                    --          (35,000)                 --              (35,000)
                                  ----------------    --------------    ---------------       -----------------

Accumulated deficit - end of
   year                           $   (6,150,560)     $      4,119            (119,121)       $   (6,265,562)
                                  ================    ==============    ===============       =================

Earnings per common and common equivalent share:
    Net income                       $     .11                 (e)                  --           $     .06
                                  ================    ==============    ===============       =================

Weighted average shares of
   common stock outstanding          4,294,137                 (e)                  --           4,811,786
                                  ================    ==============    ===============       =================

                          UCI Medical Affiliates, Inc.
   Note to Pro Forma Combining Statement of Operations and Accumulated Deficit for the year ended September 30, 1996
                                   (Unaudited)

     1. The above statement gives effect to the following pro forma adjustments necessary to reflect the acquisition outlined in Note 1 to the pro forma balance sheet:

     (a.) Net change in physician salary. Does not include any potential fees or productivity or other incentives provided for in employment contracts between the Springwood Lake Family Practice Center and UCI Medical Affiliates, Inc.

     (b.) Addition for amortization of goodwill on a straight line basis over 15 years.

     (c.) Accrued interest on note payable at 8.5% for two month loan term.

     (d.) Net increase in rental expense for office facilities based on rental agreements executed between the parties.

     (e.) Not applicable; Springwood Lake Family Practice Center, P.A. was not required to, and did not, compute earnings per share.

                          UCI Medical Affiliates, Inc.
                        Pro Forma Combining Balance Sheet
                                  June 30, 1997
                                   (Unaudited)

     The following pro forma combining balance sheet is based on the individual balance sheets of UCI Medical Affiliates, Inc. as of June 30, 1997 per the Company's Form 10QSB and Springwood Lake Family Practice Center, P.A. as of June 30, 1997. The information has been prepared to reflect the acquisition by UCI Medical Affiliates, Inc. of Springwood Lake Family Practice Center, P.A. after giving effect to the pro forma adjustments described in Note 1. This statement should be read in conjunction with each entity's financial statements and footnotes.

                                 Springwood Lake
                                 Family Practice
                                 UCI Medical        Center, P.A.          Pro Forma            Pro Forma
                               Affiliates, Inc.                          Adjustments            Combined
                               -----------------  -----------------  --------------------   -----------------
Assets
Cash and cash equivalents      $        119,538   $         11,453   $         53,884  (d)
                                                                             (200,000) (a) $        (15,125)
Accounts receivable - net             5,743,707            325,433                 --             6,069,140
Medical supplies inventory              379,647                 --                 --               379,647
Deferred taxes                          197,056                 --                 --               197,056
Prepaids and other assets               445,636                 --                 --               445,636
                               -----------------  -----------------  ------------------    ------------------
      Total current assets            6,885,584            336,886           (146,116)            7,076,354
Property, plant and
   equipment, net                     3,433,218            208,568                 --             3,641,786
Deferred taxes                        1,380,126                 --                 --             1,380,126
Goodwill                              5,720,394                 --          1,907,495  (a)
                                                                              (95,375) (b)        7,532,514
Other assets                            268,908                488                 --               269,396
                               -----------------  -----------------  ------------------    ------------------
       Total assets            $     17,688,230   $        545,942   $      1,666,004      $     19,900,176
                               =================  =================  ==================    ==================
Liabilities and Capital
Current portion - long-term
   debt                        $        854,903   $        320,879   $         83,000  (a) $      1,258,782
Accounts payable                      1,627,827             20,414                 --             1,648,241
Accrued payroll                         452,995              4,358                 --               457,353
Other accrued liabilities               330,679            100,388             40,000  (c)
                                                                                9,750  (e)
                                                                                7,495  (a)          488,312
                               -----------------  -----------------  ------------------    ------------------
       Total current
            liabilities               3,266,404            446,039            140,245             3,852,688
Deferred taxes                               --              2,234                 --                 2,234
Long-term debt, net of current
                                      5,659,476             87,510            517,000  (a)        6,263,986
                               -----------------  -----------------  ------------------    ------------------
      Total liabilities               8,925,880            535,783            657,245            10,118,908
                               -----------------  -----------------  ------------------    ------------------
Common stock                            260,390              1,500             25,882  (a)          287,772
Paid-in capital                      14,312,393                 --          1,074,118  (a)       15,386,511
Accumulated earnings (deficit)       (5,810,433)             8,659            (91,241) (f)      (5,893,015)
                               -----------------  -----------------  ------------------    ------------------
       Total capital                  8,762,350             10,159          1,008,759             9,781,268
                               -----------------  -----------------  ------------------    ------------------
        Total      liabilities
        and       capital      $     17,688,230   $        545,942   $      1,666,004      $    19,900,176
                               =================  =================  ==================    ==================

                          UCI Medical Affiliates, Inc.
                    Note to Pro Forma Combining Balance Sheet
                                  June 30, 1997
                                   (Unaudited)

     1. The pro forma combining balance sheet has been prepared to reflect the acquisition of Springwood Lake Family Practice Center, P.A. by UCI Medical Affiliates, Inc. for an aggregate price of $2,271,250. The purchase occurred on August 1, 1997. The combining balance sheet reflects the balances of UCI at June 30, 1997 and Springwood Lake Family Practice Center, P.A. at June 30, 1997. Pro forma adjustments are made to reflect:

(a.) The  assets   acquired  and   liabilities
     assumed consisted of:                    The purchase price consisted of:

     $  304,743   Accounts receivable     $   25,882 Common stock
        230,262   Furniture, equipment     1,074,118 Additional paid-in-capital
      1,907,495   Goodwill                   600,000 Note payable
       (371,250)  Liabilities assumed        200,000 Cash paid at closing
        200,000   Cash paid at closing       371,250 Liabilities assumed
      ---------                             ---------
     $2,271,250                           $2,271,250
      =========                            ==========

     Issuance of 517,649 shares of restricted common stock valued at $1,100,000 at estimated per share value of $2.12.

     $83,000 of the note payable is recorded as currently due, $517,000 is recorded as noncurrent.

     (b.) Excess of acquisition cost over the fair values of net assets acquired (goodwill) less nine month's amortization. ($1,907,495 goodwill less $95,375 amortization)

     (c.) Accrued interest for nine month term of the note payable at 8.5%.

     (d.) Net decreasing fee for physician services of $53,884 for nine months based on service agreement for nine months recorded as an accrued payable.

     (e.) Net increase in rental expense for office expense is $9,750 for nine months, based on the rental agreements executed between the parties.

     (f.) Effects of pro forma adjustments on statement of operations, closed into pro forma retained earnings.

                          UCI Medical Affiliates, Inc.
       Pro Forma Combining Statement of Operations and Accumulated Deficit
                     for the nine months ended June 30, 1997
                                   (Unaudited)

     The following pro forma combining statement is based on the individual statements of operations and accumulated deficit of UCI Medical Affiliates, Inc. as of June 30, 1997 per the Company's Form 10QSB and Springwood Lake Family Practice Center, P.A. as of June 30, 1997. The information has been prepared to reflect the acquisition by UCI Medical Affiliates, Inc. of Springwood Lake Family Practice Center, P.A. after giving effect to the pro forma adjustments described in Note 1. Information for the nine months ended June 30, 1997 for Springwood Lake Family Practice Center, P.A. is estimated since Springwood Lake Family Practice Center, P.A. did not maintain its records on a basis consistent with UCI Medical Affiliates, Inc. This statement should be read in conjunction with each entity's financial statements and footnotes.

                                                         Springwood Lake
                                            UCI          Family Practice
                                          Medical          Center, P.A.            Pro Forma             Pro Forma
                                     Affiliates, Inc.                             Adjustments            Combined
                                     ------------------ -------------------    ------------------    ------------------

     Revenue                         $     20,299,676   $      1,783,040       $             --      $     22,082,716
     Operating costs                       18,876,302          1,574,097                (53,884) (a)
                                                                                          9,750  (d)       20,406,265
                                     ------------------ -------------------    ------------------    ------------------
     Operating margin                       1,423,374            208,943                 44,134             1,676,451

     General and administrative
         Expenses                             127,881            161,764                     --               289,645
     Depreciation and amortization            892,372             29,763                 95,375  (b)        1,017,510
                                     ------------------ -------------------    ------------------    ------------------
     Income from operations                   403,121             17,416                (51,241)              369,296

     Interest expense, net                   (570,951)           (22,513)               (40,000) (c)         (633,464)
     Gain on equipment                          8,809                 --                     --                 8,809
                                     ------------------ -------------------    ------------------    ------------------
     Income(loss) before income tax
                                             (159,021)            (5,097)               (91,241)             (255,359)
     Income tax benefit                       499,148                 --                     --               499,148
                                     ------------------ -------------------    ------------------    ------------------

     Net income                               340,127             (5,097)               (91,241)              243,789

     Accumulated deficit -
        beginning of period                (6,150,560)            15,990                     --            (6,134,570)
                                     ------------------ -------------------    ------------------    ------------------
                                                                                                               ))
     Accumulated deficit - end of
        period                       $     (5,810,433)  $         10,893                (91,241)     $     (5,890,781)
                                     ================== ===================    ==================    ==================
                                                                                                              (f)
     Earnings per common and common equivalent share:
         Net income                  $            .07                (e)                     --      $            .05
                                     ================== ===================    ==================    ==================
                                                                                                              (a)
     Weighted average shares of                                                                               (a)
        common stock outstanding
                                            4,819,527                (e)                     --             5,337,176
                                     ================== ===================    ==================    ==================

                          UCI Medical Affiliates, Inc.
   Note to Pro Forma Combining Statement of Operations and Accumulated Deficit for the nine months ended June 30, 1997
                                   (Unaudited)

     1. The above statement gives effect to the following pro forma adjustments necessary to reflect the acquisition outlined in Note 1 to the pro forma balance sheet:

     (a). Net change in physician salary. Does not include any potential fees or productivity or other incentives provided for in employment contracts between the Springwood Lake Family Practice Center and UCI Medical Affiliates, Inc.

     (b.) Addition for nine months amortization of goodwill on a straight line basis over 15 years.

     (c.) Accrued interest on note payable at 8.5% for nine months.

     (d.) Net increase in rental expense for office facilities for nine months based on rental agreements executed between the parties.

     (e.) Not applicable; Springwood Lake Family Practice Center, P.A. was not required to, and did not, compute earnings per share.

SIGNATURES



     Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



         UCI Medical Affiliates, Inc.
                  (Registrant)



/s/ Marion F. McFarland, III, M.D.          /s/ Jerry F. Wells, Jr.
Marion F. McFarland, III, M.D.              Jerry F. Wells, Jr., CPA
President, Chief Executive Officer and      Executive Vice President of
Chairman of the Board                       Finance and Chief Financial Officer



Date:             October 14, 1997